Exhibit 99.1

i-STAT

FOR IMMEDIATE RELEASE

For more information contact:
Jeff Randall, Chief Financial Officer
(609)469-0205, http://www.i-stat.com

i-STAT Receives FDA 510(k) Clearance for kaolinACT™ Test

Completes Comprehensive Test Suite for Cardiovascular Surgery and Catheterization Lab

        EAST WINDSOR, NJ, September 10, 2003 – i-STAT Corporation (Nasdaq: STAT), a leading manufacturer of point-of-care diagnostic systems for blood analysis, announced today it has received U.S. Food and Drug Administration clearance to market its kaolin-based activated clotting time (kaolinACT) test. It is estimated that over 15 million Activated Clotting Time (ACT) tests, representing an $80 million market, are performed in support of cardiac interventions in cardiovascular surgery and catheterization labs, worldwide, each year. The Company anticipates market introduction of the kaolinACT cartridge in the fourth quarter this year.

        The i-STAT® System alone offers a comprehensive suite of the tests required to support cardiovascular surgery, including ACT, blood gas analysis, hematocrit, electrolytes and chemistry, on a single, hand-held platform.

        The kaolinACT test, along with the celite®ACT test already in commercial distribution, is used to monitor the levels of the drug heparin, which is used to significantly reduce the blood’s clotting capability during invasive procedures such as cardiac bypass surgery and cardiac catheterization.

        “Clinicians performing these critical procedures need accurate and rapid test results,” said Greg Shipp, M.D., vice president of medical affairs at i-STAT. “The ability to perform these tests at the patient’s side in a matter of a few minutes can have a significant impact on the quality of patient care,” he concluded.

        “The availability of our kaolinACT test will allow hospitals to standardize on the i-STAT System to support cardiovascular surgery and the cath lab, both areas of very critical patient care,” said William P. Moffitt, president and chief executive officer of i-STAT Corporation. “Moreover, this milestone and our recently announced clearance to market our cardiac Troponin I (cTnI) test demonstrate the power of our technology platform and the significant competitive advantage we are building in a business franchise that addresses the primary needs of today’s health care system…higher quality care at lower cost,” he concluded.

        i-STAT Corporation develops, manufactures and markets diagnostic products for blood analysis that provide health care professionals critical diagnostic information accurately and immediately at the point of patient care. Through the use of advanced semiconductor manufacturing technology, established principles of electrochemistry and state-of-the-art computer electronics, i-STAT developed the world’s first hand-held automated blood analyzer capable of performing a panel of commonly ordered blood tests on two or three drops of blood, generally in just two to three minutes at the patient’s side.

        Certain statements in this press release may relate to future events and expectations and as such constitute “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believes,” “anticipates,” “plans,” “expects,” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements and to vary significantly from reporting period to reporting period. Such factors include, among others, competition from existing manufacturers and marketers of blood analysis products who have greater resources than the Company, economic and geopolitical conditions affecting the Company’s target markets, acts of terrorism, the uncertainty of new product development initiatives, the ability to attract and retain key scientific, technological and management personnel, dependence upon limited sources for product manufacturing components, upon a single manufacturing facility and upon innovative and highly technical manufacturing techniques, market resistance to new products and point-of-care blood diagnosis, inconsistency in customer order patterns, domestic and international regulatory constraints, uncertainties of international trade, pending and potential disputes concerning ownership of intellectual property, availability of capital upon favorable terms and dependence upon and contractual relationships with strategic partners, particularly Abbott Laboratories. In addition, the Company’s decision to end its alliance with Abbott Laboratories and resume direct distribution of its products involves additional risks and uncertainties that are difficult to quantify at this time. For example the Company may incur costs or recognize revenues in connection with resuming direct distribution that are greater or lesser, respectively, than anticipated. See additional discussion under “Factors That May Affect Future Results” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, and other factors detailed from time to time in the Company’s other filings with the Securities and Exchange Commission.

Celite® is a registered trademark of Celite Corporation for its diatomaceous earth products.